Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Insurance Series and the Shareholders of Federated Capital Income Fund II, Federated Fund for U.S. Government Securities II, Federated Kaufmann Fund II, Federated High Income Bond Fund II and Federated International Equity Fund II:


We consent to the use of our report dated February 13, 2007 for Federated Capital Income Fund II, Federated Fund for U.S. Government Securities II, Federated Kaufmann Fund II, Federated High Income Bond Fund II and Federated International Equity Fund II, each a series of Federated Insurance Series, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


KPMG, LLP


Boston, Massachusetts
April 24, 2007